Exhibit 10.2

WARRANT EXERCISE AGREEMENT

This Warrant Exercise Agreement (this “Agreement”) is entered into as of February 17, 2017, by and among OncoCyte Corporation, a California corporation (the “Company”), and [•] (the “Holder”).

WHEREAS, in connection with the closing of a private placement on August 29, 2016, the Company issued the Holder Common Stock Warrant number CSW-[•] (the “Original Warrant”) to purchase [•] shares of the Company’s Common Stock (the “Original Warrant Shares”);

WHEREAS, the Holder desires to immediately exercise the Original Warrant in cash with respect to that number of Original Warrant Shares set forth on the signature page hereto (the “Exercised Shares”), pursuant to the terms set forth in the Original Warrant, and, in consideration therefor, the Company desires to issue to the Holder a newly issued Common Stock Warrant in the form attached hereto as Exhibit A (the “New Warrant”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company agree as follows:

ARTICLE 1
DEFINITIONS

1.1          Definitions.  Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Original Warrant.

ARTICLE 2
EXERCISE OF THE ORIGINAL WARRANT AND ISSUANCE OF NEW WARRANT

2.1           Exercise of Original Warrant.  The Holder hereby immediately exercises the Original Warrant with respect to the Exercised Shares and tenders to the Company herewith the payment of the aggregate exercise price, in immediately available funds, equal to $3.25 times the number of Exercised Shares.  The number of Exercised Shares and the aggregate exercise price are set forth on the Holder’s signature page hereto. Within five (5) Trading Days of the date hereof, the Company shall deliver the Exercised Shares to the Holder’s DTC account via the DWAC system.  The exercise of the Original Warrant shall otherwise be pursuant to, and subject to the terms of, the Original Warrant.

2.2           Issuance of New Common Stock Warrant.  Within three (3) Trading Days of the date hereof, the Company shall deliver to the Holder (i) a New Warrant to purchase up to a number of shares of Common Stock equal to the number of Exercised Shares (the “New Warrant Shares” and, together with the Original Warrant Shares, the “Warrant Shares”) and (ii) a replacement of the Original Warrant representing the balance, if any, of the Original Warrant Shares less the Exercised Shares.  The New Warrant shall be immediately exercisable at an exercise price of $5.50 per share (subject to adjustment as provided therein) and will expire on February 17, 2022.  The New Warrant shall otherwise be substantially in the form attached hereto on Exhibit A.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Holder that as of the date hereof:

(a)          Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (clauses (i)-(iii), the “Enforceability Exceptions”).

(b)          No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not:  (i) conflict with or violate any provision of the Company’s articles of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c)          Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, neither the Company nor any person acting on its behalf has provided the Holder with any information that it believes constitutes material, non-public information.  All of the disclosure furnished by or on behalf of the Company to the Holder regarding the Company, its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(d)          No General Solicitation.  Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation” or “general advertising,” within the meaning of Regulation D promulgated under the Securities Act, with respect to any securities offered or sold hereby.

3.2           Representations and Warranties of the Holder.  The Holder hereby represents and warrants to the Company that as of the date hereof:

(a)          Authorization.  The Holder has all necessary power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf.  This Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(b)          No Conflicts.  The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not:  (i) conflict with or violate any provision of the Holder’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Holder to perform its obligations under this Agreement.

(c)          Access to Information.  The Holder has had the opportunity to review this Agreement and the Company’s filings with the Securities and Exchange Commission, including the risk factors contained therein, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the exercise of the Original Warrant, the terms and conditions of the New Warrant and the merits and risks of investing in the Warrant Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain any additional information or confer with any financial, tax, legal or other advisors as the Holder believes is necessary to make an informed investment decision with respect to the transactions contemplated hereby. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Holder does not possess any information that it believes constitutes material, non-public information, whether due to its relationships with the Company or otherwise.

(d)          Private Offering Matters.  As of the date hereof the Holder is, and on each date on which the Holder exercises any Company warrant, the Holder will be either:  (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  The Holder understands that the New Warrant and the New Warrant Shares are “restricted securities” that cannot be transferred unless registered under the Securities Act or an exemption or exclusion therefrom is available.  The Holder is not aware of any “general solicitation” or “general advertising,” within the meaning of Regulation D promulgated under the Securities Act, with respect to any securities offered or sold hereby.

ARTICLE 4
MISCELLANEOUS

4.1           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Original Warrant.

4.2           Survival.  All warranties and representations (as of the date such warranties and representations were made) made herein shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the New Warrant.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

4.3           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  Any signature delivered by facsimile or other electronic transmission shall create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof.

4.4           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

4.5           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Original Warrant.

4.6           Entire Agreement.  The Agreement, the New Warrant and the Original Warrant contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

4.7           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4.8           Fees and Expenses.  Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Warrant Shares.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized officer as of the date first indicated above.

ONCOCYTE CORPORATION

By:
Name:	William Annett
Title:	President and Chief Executive Officer

[Signature page to Warrant Exercise Agreement of Onco Cyte Corporation]

IN WITNESS WHEREOF, the Holder has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Holder:

Number of Original Warrants Shares held:

Number of Exercised Shares:

Aggregate Exercise Price of Exercised Shares ($3.25/share):	$

Balance of Original Warrant Shares:

DWAC Instructions for Shares to be Issued upon Exercise of Original Warrant:

Number of Shares to be Issued to Holder in New Warrant:

Holder’s Physical Address for Delivery of New Warrant:

[Signature page to Warrant Exercise Agreement of Onco Cyte Corporation]

EXHIBIT A

FORM OF NEW WARRANT